UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2005

FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.

(Exact name of Registrant as specified in its charter)

Texas	0-026686	76-0465087
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

675 Bering, Suite 710 Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (713) 977-2600

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 8, 2005, the Company’s shareholders approved the First Investors Financial Services Group, Inc. 2005 Stock Option Plan (the “2005 Plan”).  The 2005 Plan is administered by the Compensation Committee of the Board of Directors and enables the Compensation Committee to continue to award stock options to key officers, directors and employees following the expiration of the 1995 Employee Stock Option Plan in June 2005. A total of 200,000 options may be granted under the 2005 Plan.

The Compensation Committee has granted a total of 102,500 stock options under the 2005 Plan to 13 officers and key employees effective September 8, 2005. The exercise price of the options granted under the 2005 Plan is $4.81 per share of common stock of the Company.  Under the form of Stock Option Award Agreement utilized, these options will vest ratably over five years in equal installments (20%) on the first, second, third, fourth and fifth anniversaries of the date of grant.  The vesting of the options will accelerate in the event of a change in control of the Company.  Vesting of these options is not contingent on any performance criteria, although none of the options may be exercised before the first anniversary (absent a change in control of the Company) or after the tenth anniversary of the date of grant.  The form of Stock Option Agreement is filed with this Current Report as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(c)           Exhibits.  The following exhibits are furnished as part of this current Report on Form 8-K:

10.1         First Investors Financial Services Group, Inc. 2005 Stock Option Plan.

10.2         Form of Stock Option Award Agreement under the First Investors Financial Services Group, Inc. 2005 Stock Option Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current Report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST INVESTORS FINANCIAL SERVICES GROUP, INC.

Date: September 12, 2005	By:	/s/ Bennie H. Duck
Bennie H. Duck
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Item	Exhibit

10.1	First Investors Financial Services Group, Inc. 2005 Stock Option Plan.

10.2	Form of Stock Option Award Agreement under the First Investors Financial Services Group, Inc. 2005 Stock Option Plan.